Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72312, 333-209699, and 333-224539) and the Registration Statements on Form S-8 (Nos. 333-56536, 333-88162, 333-109234, 333-109235, 333-109238, 333-158826, 333-217769, 333-189638, 333-188222, and 333-158824) of Kellogg Company of our report dated February 25, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 25, 2019